UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 10, 2017 (February 8, 2017)

Date of Report (Date of earliest event reported)

ZERO GRAVITY SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-55345	46-1779352
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 NW Spanish River Boulevard Suite 101, Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

(561) 416-0400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Unless otherwise provided in this Current Report, all references to “we,” “us,” “our,” or the “Company” refer to the Registrant, Zero Gravity Solutions, Inc.

Item 4.01     Changes in Registrant’s Certifying Accountant.

(b)     Engagement of New Independent Accountant.

As disclosed in our Form 8-K filed with the U.S. Securities and Exchange Commission on January 4, 2017, our client-auditor relationship with our former independent registered public accounting firm, GHP Horwath, P.C. (“GHP”), ceased on December 30, 2016. GHP had been our independent registered public accounting firm from October 29, 2015, until December 30, 2016 (the “Review Period”).

On February 8, 2017, the Company engaged Crowe Horwath LLP (“Crowe”) as its new independent registered public accounting firm effective immediately. Crowe will audit the Company’s financial statements for the fiscal year ended December 31, 2016, and will conduct reviews of the Company’s unaudited quarterly financial statements on an ongoing basis beginning with the financial statements for the quarter ended March 30, 2017. The engagement of Crowe by the Company was approved by the Company’s audit committee.

During the Review Period, neither the Company nor anyone on its behalf consulted with Crowe with respect to (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided that Crowe concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue or (2) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                                                                                                                                Zero Gravity Solutions, Inc.

Date: February 10, 2017                                                                                                                                                                                 By:   /s/Timothy A. Peach

Timothy A. Peach

Chief Financial Officer